Exhibit 99.1

NEWCASTLE INVESTMENT CORP.

Contact:

Investor Relations

212-479-3195

Newcastle Announces Third Quarter 2011 Results

– Reports Core Earnings of $0.39 per diluted share

– Reports GAAP income of $0.35 per diluted share

– Declared Common Dividend of $0.15 per share for the third quarter of 2011

– Increased Over-collateralization in CDO X to $106 million at quarter-end

– $190 million of Current Unrestricted Cash to invest

THIRD QUARTER 2011 FINANCIAL RESULTS

New York, NY, November 8, 2011 – Newcastle Investment Corp. (NYSE: NCT) reported that in the third quarter of 2011, income available for common stockholders (“GAAP income”) was $29 million, or $0.35 per diluted share, compared to $162 million, or $2.61 per diluted share, in the third quarter of 2010.

GAAP income of $29 million consisted of the following:

•	$31 million, or $0.39 per diluted share, of core earnings, which is equal to net interest income less expenses (net of preferred dividends)

•

$19 million of other income related to a $6 million net gain on the settlement of investments, a $16 million gain on the extinguishment of CDO debt, offset primarily by a $3 million non-cash mark-to-market loss related to interest rate derivatives in the CDOs

•	$21 million of non-cash mark-to-market loss on loans held for sale and impairment recorded on securities

In the third quarter of 2011, GAAP book value decreased by $0.34 per share. As of September 30, 2011, GAAP book value was $1.02 per share, compared to $1.36 per share as of June 30, 2011.

During the third quarter of 2011, the Company generated $15 million of cash flow from operations compared to $15 million in the second quarter of 2011. In addition, the Company received $9 million of unrestricted cash from principal repayments on Newcastle’s repurchased CDO debt and other CDO securities that were purchased at a weighted average price of 57% of par.

On September 14, 2011, the Board of Directors declared a quarterly dividend of $0.15 per common share or $16 million for the third quarter of 2011, representing a 50% increase from the prior quarter’s dividend of $0.10 per common share. The Board of Directors also declared dividends of $0.609375, $0.503125 and $0.523438 per share on the 9.75% Series B, 8.05% Series C and 8.375% Series D preferred stock, respectively, for the period beginning August 1, 2011 and ending October 31, 2011.

On September 27, 2011, Newcastle completed the sale of 25.9 million shares of its common stock, at a price of $4.55 per share. The net proceeds of the sale were $112.3 million, after deducting underwriting discounts and offering expenses.

The following table summarizes the Company’s operating results ($ in millions, except per share data):

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Summary Operating Results:
GAAP income	$29	$98	$162
GAAP income, per diluted share	$0.35	$1.23	$2.61
Non-GAAP Results:
Core earnings (1)	$31	$30	$30
Core earnings, (1) per diluted share	$0.39	$0.37	$0.48
Cash flow from:
Operations	$15	$15	$16
Principal repayments on repurchased CDO debt & other CDO securities (2)	$9	$48	$—

(1)	Previously referred to as “net interest income less expenses (net of preferred dividends)”.
(2)	The related repurchased CDO debt and other CDO securities were purchased at a weighted average price of 57% of par, and 74% of par for the three months ended September 30, 2011 and June 30, 2011, respectively. During the three months ended September 30, 2010, no such repayments were received.

For a reconciliation of income available for common stockholders to core earnings, please refer to the tables following the presentation of GAAP results.

THIRD QUARTER 2011 INVESTMENT ACTIVITY

$10 million of unrestricted cash investments:

Newcastle invested $9 million to purchase $26 million face amount of Newcastle CDO bonds at an average price of 33% of par, with an expected average return of 27% and an average life of 3.9 years.

The Company also invested $1 million in the quarter to purchase $31 million face amount of FNMA securities at an average price of 106% of par, financed with $31 million under repurchase agreements.

$185 million of restricted CDO cash investments:

Newcastle invested $185 million to purchase $225 million face amount of assets at an average price of 82% of par with an expected average yield of 10% and an average life of 5.9 years, including the following:

•

Invested $115 million to purchase $155 million face amount of CMBS, ABS, and CDO securities at an average price of 74% of par, with an expected average yield of 11%, an average life of 7.6 years, and an average rating of BBB.

•

Invested $70 million to purchase one senior mezzanine loan at a price of par, with a coupon of 1-Month LIBOR plus 7% subjected to a 1% LIBOR floor. The loan is secured by 13 hotel properties, has a loan-to-value of 53%, and an average life of 2.1 years.

CASH AND RECOURSE FINANCING

As of November 4, 2011, the Company’s cash and current recourse financings were as set forth below:

•	Cash – The Company had $190 million of unrestricted cash and $84 million of restricted cash available for reinvestment within its consolidated CDOs.

•	Recourse Financing – The Company had $3 million related to the financing of senior Newcastle CDO bonds it repurchased and $207 million related to the financing of FNMA and FHLMC securities.

The following table illustrates the change in cash and recourse financings, excluding junior subordinated notes ($ in millions):

	November 4, 2011	September 30, 2011	June 30, 2011
CDO Cash for Reinvestment	$84	$138	$168
Unrestricted Cash	190	205	101
Recourse Financings
NCT CDO senior bonds	3	3	4
FNMA/FHLMC Securities	207	209	104

Total Recourse Financings	$210	$212	$108

NEWCASTLE CDO FINANCINGS

The following table summarizes the cash receipts in the third quarter of 2011 from the Company’s consolidated CDO financings and their related coverage tests ($ in thousands):

	Primary Collateral Type	Cash Receipts (1)	Interest Coverage % Excess (Deficiency) Oct 31, 2011 (2)	Over-Collateralization Excess (Deficiency) (2)
				October 31, 2011		September 30,2011		June 30, 2011
				%	$	%	$	%	$
CDO IV	Securities	$394	44.5%	-5.1%	(10,260)	-5.1%	(10,260)	-2.4%	(4,987)
CDO VI	Securities	155	-93.2%	-56.7%	(172,787)	-54.3%	(165,735)	-56.3%	(181,831)
CDO VIII	Loans	4,686	342.4%	8.8%	56,590	8.4%	54,135	8.7%	56,396
CDO IX	Loans	5,245	383.8%	14.9%	96,190	14.4%	93,283	14.2%	91,926
CDO X	Securities	5,704	240.9%	8.3%	97,654	9.0%	105,811	2.1%	25,220

Total		$16,184

(1)	Represents cash received from each CDO based on all of the interests in such CDO (including senior management fees but excluding $8.2 million of principal received from senior CDO bonds owned by the Company). Cash receipts for the quarter ended September 30, 2011 may not be indicative of cash receipts for subsequent periods. See Forward-Looking Statements below for risks and uncertainties that could cause cash receipts for subsequent periods to differ materially from these amounts.
(2)	Represents excess or deficiency under the applicable interest coverage or over-collateralization test to the first threshold at which cash flow would be redirected. The Company generally does not receive material interest cash flow from a CDO until a deficiency is corrected. The information regarding coverage tests is based on data from the most recent remittance date on or before October 31, 2011, September 30, 2011, or June 30, 2011, as applicable. The CDO IV test is conducted only on a quarterly basis (December, March, June and September).

•	Of the $16 million CDO cash receipts, $1.5 million were related to senior collateral management fees, which were not subject to the related CDO coverage tests.

•

During the quarter, the over-collateralization in CDO X increased by $81 million from $25 million to $106 million. As of the October 2011 remittance, assets on negative watch for possible downgrade by at least one rating agency (Moody’s, S&P, or Fitch) for CDOs VIII, IX, and X were $26 million, $1 million, and $67 million, respectively.

INVESTMENT PORTFOLIO

Newcastle’s $3.8 billion investment portfolio (with a basis of $2.9 billion) consists of commercial, residential and corporate debt. During the quarter, the weighted average carrying value on the September 30, 2011 portfolio changed from 78.3% to 75.1%, a decrease of $121 million. The face amount of the portfolio increased by $15 million, primarily as a result of purchases of $262 million, offset by sales of $156 million, principal repayments of $84 million, and actual principal write-downs of $13 million.

The following table describes the investment portfolio as of September 30, 2011 ($ in millions):

	Face Amount $	Basis Amount $ (4)	% of Total Basis	Carrying Value Amount $	Number of Investments	Credit (5)	Weighted Average Life (years) (6)
Commercial Assets
CMBS	$1,493	$1,069	37.3%	$1,061	206	BB	3.9
Mezzanine Loans	560	443	15.5%	443	16	68%	2.3
B-Notes	255	188	6.5%	188	9	78%	1.8
Whole Loans	31	31	1.1%	31	3	48%	2.1
CDO Securities (1)	90	68	2.4%	57	3	BB+	3.7
Other Investments (2)	25	25	0.9%	25	1	—	—

Total Commercial Assets	2,454	1,824	63.7%	1,805			3.3
Residential Assets
MH and Residential Loans	391	338	11.8%	338	10,340	705	6.3
Subprime Securities	270	144	5.0%	151	64	B+	6.5
Real Estate ABS	53	41	1.4%	40	14	BBB	6.4

	714	523	18.2%	529			6.4
FNMA/FHLMC Securities	211	221	7.7%	221	26	AAA	4.6

Total Residential Assets	925	744	25.9%	750			6.0
Corporate Assets
REIT Debt	137	137	4.8%	134	20	BB+	2.7
Corporate Bank Loans	278	160	5.6%	160	6	CC	3.0

Total Corporate Assets	415	297	10.4%	294			2.9

Total/Weighted Average (3)	$3,794	$2,865	100.0%	$2,849			3.9

(1)	Represents non-consolidated CDO securities excluding ten securities with a zero value, which had an aggregate face amount of $117 million.
(2)	Relates to an equity investment in a REO property.
(3)	Excludes operating real estate held for sale of $8 million and loans subject to call option with a face amount of $406 million.
(4)	Net of impairment.
(5)	Credit represents the weighted average of minimum ratings for rated assets, the Loan to Value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets and an implied and assumed AAA rating for FNMA/FHLMC securities. Ratings provided herein were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time.
(6)	Weighted average life is based on the timing of expected principal reduction on the asset.

Commercial Assets

The Company owns $2.5 billion of commercial assets (with a basis of $1.8 billion), which includes CMBS, mezzanine loans, B-Notes, whole loans, CDO securities, and other investments.

•

During the quarter, the Company purchased $214 million of CMBS, mezzanine loans and CDO securities, sold $122 million of CMBS and mezzanine loans, received principal repayments of $57 million and had $4 million of actual principal write-downs on CMBS.

•

Regarding the Company’s CMBS portfolio, five securities or $18 million were upgraded (from a weighted average rating of AA- to AA), one security or $2 million was affirmed and 21 securities or $141 million were downgraded (from a weighted average rating of BB- to B).

•	The weighted average carrying value of these assets changed from 77.3% to 73.6%, a decrease of $92 million in the quarter.

CMBS portfolio ($ in thousands):

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Delinquency 60+/FC/REO (3)	Principal Subordination (4)	Weighted Average Life (yrs) (5)
Pre 2004	BB+	67	330,670	311,149	29.1%	287,725	6.4%	13.7%	1.6
2004	BB+	31	144,015	112,741	10.5%	105,214	3.1%	7.7%	3.6
2005	BB	30	312,213	175,555	16.4%	201,250	4.6%	7.8%	3.3
2006	BB	43	387,280	261,494	24.5%	254,312	7.6%	11.9%	3.9
2007	B	16	121,638	34,936	3.3%	52,134	19.7%	11.5%	4.4
2010	BB+	4	46,798	43,434	4.1%	39,608	0.0%	3.5%	9.1
2011	BBB	15	150,000	129,639	12.1%	120,391	0.0%	6.8%	8.8

TOTAL/WA	BB	206	1,492,614	1,068,948	100.0%	1,060,634	6.3%	10.2%	3.9

(1)	The year in which the securities were originally issued.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, which may not be current and are subject to change at any time. The Company had $24 million of CMBS assets that were on negative watch for possible downgrade by at least one rating agency as of September 30, 2011.
(3)	The percentage of underlying loans that are 60+ days delinquent, in foreclosure or considered real estate owned (REO).
(4)	The percentage of the outstanding face amount of securities that is subordinate to the Company’s investments.
(5)	Weighted average life is based on the timing of expected principal reduction on the asset.

Mezzanine loans, B-Notes and whole loans portfolio ($ in thousands):

Asset Type	Number	Face Amount ($)	Basis Amount ($)	% of Total Basis	Carrying Value Amount ($)	WA First $ Loan to Value (1)	WA Last $ Loan to Value (1)	Delinquency (%) (2)
Mezzanine Loans	16	560,563	443,361	67.0%	443,361	57.5%	68.0%	11.3%
B-Notes	9	255,085	187,865	28.4%	187,865	65.0%	77.7%	17.7%
Whole Loans	3	30,670	30,670	4.6%	30,670	0.0%	48.2%	0.0%

Total/WA	28	846,318	661,896	100.0%	661,896	57.7%	70.2%	12.8%

(1)	Loan to Value is based on the appraised value at the time of purchase or refinancing.
(2)	The percentage of underlying loans that are non-performing, in foreclosure, under bankruptcy filing or considered real estate owned (REO).

CDO Securities ($ in thousands) (1):

Collateral Manager	Primary Collateral Type	Number	Average Minimum Rating (2)	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Principal Subordination (3)
Third Party	CMBS	1	BBB-	78,338	60,791	89.5%	50,136	51.6%
Newcastle	CMBS	1	BBB-	6,053	4,562	6.7%	4,562	27.7%
Newcastle	ABS	1	CC	5,500	2,540	3.8%	2,640	56.4%

TOTAL/WA		3	BB+	89,891	67,893	100.0%	57,338	50.3%

(1)	Represents non-consolidated CDO securities excluding ten securities with a zero value, which had an aggregate face amount of $117 million.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, which may not be current and are subject to change at any time.
(3)	The percentage of the outstanding face amount of securities that is subordinate to the Company’s investments.

Residential Assets

The Company owns $925 million of residential assets (with a basis of $744 million), which include manufactured housing (“MH”) loans, residential loans, subprime securities, real estate ABS and FNMA/FHLMC securities.

•	During the quarter, the Company purchased $48 million of subprime securities and FNMA/FHLMC securities, received principal repayments of $26 million and had $9 million of actual principal write-downs.

•

Regarding the Company’s ABS portfolio, no securities were upgraded, 8 securities or $55 million were affirmed and 8 securities or $37 million were downgraded (from a weighted average rating of B+ to B-).

•	The weighted average carrying value of these assets changed from 82.1% to 81.1%, a decrease of $9 million in the quarter.

Manufactured housing and residential loan portfolios ($ in thousands):

Deal	Average FICO Score	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Average Loan Age (years)	Original Balance $	Delinquency 90+/FC/REO (1)	Cumulative Loss to Date
MH Loans Portfolio 1	703	139,891	113,566	33.2%	113,566	9.8	327,855	1.1%	7.6%
MH Loans Portfolio 2	702	190,022	180,371	53.3%	180,371	12.1	434,743	1.7%	5.8%
Residential Loans Portfolio 1	715	57,612	40,699	12.5%	40,699	8.3	646,357	12.5%	0.4%
Residential Loans Portfolio 2	737	3,779	3,395	1.0%	3,395	7.1	83,950	0.0%	0.0%

TOTAL/WA	705	391,304	338,031	100.0%	338,031	10.6	1,492,905	3.0%	5.6%

(1)	The percentage of loans that are 90+ days delinquent, in foreclosure or considered real estate owned (REO).

Subprime Securities portfolio ($ in thousands):

Security Characteristics:

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Principal Subordination (3)	Excess Spread (4)
2003	B-	14	14,313	6,945	4.8%	8,337	24.5%	4.2%
2004	BB-	9	36,162	17,484	12.1%	19,478	24.8%	3.8%
2005	B-	26	111,255	43,171	30.0%	44,355	32.5%	4.6%
2006	B+	7	59,541	39,545	27.5%	40,240	41.3%	5.1%
2007 & Later	BB	8	49,159	36,903	25.6%	38,494	20.5%	2.5%

TOTAL/WA	B+	64	270,430	144,048	100.0%	150,904	30.8%	4.2%

Collateral Characteristics:

Vintage (1)	Average Loan Age (years)	Collateral Factor (5)	3 Month CPR (6)	Delinquency 90+/FC/REO (7)	Cumulative Loss to Date
2003	8.8	0.09	6.6%	17.0%	4.0%
2004	7.3	0.14	8.4%	17.4%	4.1%
2005	6.4	0.18	11.0%	28.8%	10.7%
2006	5.5	0.33	13.1%	24.2%	17.9%
2007 & Later	3.4	0.33	6.8%	15.9%	13.8%

TOTAL/WA	5.9	0.23	10.1%	23.3%	11.6%

Real Estate ABS portfolios ($ in thousands):

Security Characteristics:

Asset Type	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Principal Subordination (3)	Excess Spread (4)
Manufactured Housing	BBB+	7	31,446	30,614	73.8%	31,909	41.1%	1.5%
Small Business Loans	BBB-	7	21,177	10,869	26.2%	8,101	24.6%	0.9%

TOTAL/WA	BBB	14	52,623	41,483	100.0%	40,010	34.5%	1.3%

Collateral Characteristics:

Asset Type	Average Loan Age (years)	Collateral Factor (5)	3 Month CPR (6)	Delinquency 90+/FC/REO (7)	Cumulative Loss to Date
Manufactured Housing	12.1	0.26	7.0%	1.1%	13.2%
Small Business Loans	6.2	0.55	9.3%	20.0%	15.3%

TOTAL/WA	9.7	0.37	7.9%	8.7%	14.1%

(1)	The year in which the securities were issued.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time. The Company had approximately $79 million of subprime and ABS securities that were on negative watch for possible downgrade by at least one rating agency as of September 30, 2011.
(3)	The percentage of the outstanding face amount of securities and residual interests that is subordinate to the Company’s investments.
(4)	The annualized amount of interest received on the underlying loans in excess of the interest paid on the securities, as a percentage of the outstanding collateral balance.
(5)	The ratio of original unpaid principal balance of loans still outstanding.
(6)	Three month average constant prepayment rate.
(7)	The percentage of underlying loans that are 90+ days delinquent, in foreclosure or considered real estate owned (REO).

Corporate Assets

The Company owns $415 million of corporate assets (with a basis of $297 million), including REIT debt and corporate bank loans.

•	During the quarter, the Company sold $34 million and received $1 million of principal repayments from REIT debt.

•	Regarding the Company’s REIT debt portfolio, there were no upgraded, affirmed or downgraded securities.

•	The weighted average carrying value of these assets changed from 75.7% to 70.9%, a decrease of $20 million in the quarter.

REIT debt portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $
Retail	A-	4	34,525	33,671	24.6%	36,497
Diversified	CCC+	4	39,286	39,282	28.7%	31,631
Office	BBB	6	34,117	34,501	25.2%	35,116
Multifamily	BBB	3	12,765	12,800	9.4%	13,522
Healthcare	BBB-	3	16,700	16,506	12.1%	17,585

TOTAL/WA	BB+	20	137,393	136,760	100.0%	134,351

Corporate bank loan portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $
Real Estate	NR	1	17,811	16,208	10.1%	16,208
Media	CCC-	2	110,710	28,830	18.0%	28,830
Resorts	NR	1	130,952	100,952	63.2%	100,952
Restaurant	B	2	18,068	13,888	8.7%	13,888

TOTAL/WA	CC	6	277,541	159,878	100.0%	159,878

(1)	Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time. The Company had no corporate assets that were on negative watch for possible downgrade as of September 30, 2011.

CONFERENCE CALL

Newcastle’s management will conduct a live conference call on November 9, 2011, at 9:00 A.M. Eastern Time to review the financial results for the third quarter ended September 30, 2011. A copy of the earnings press release is posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com

All interested parties are welcome to participate on the live call. You can access the conference call by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Third Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Wednesday, November 16, 2011 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “21132178.”

ABOUT NEWCASTLE

Newcastle Investment Corp. owns and manages a portfolio of diversified, credit sensitive real estate debt. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. For more information regarding Newcastle Investment Corp. or to be added to our e-mail distribution list, please visit www.newcastleinv.com.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the expected average life of an investment, the expected returns, or expected yield on an investment, statements relating to our liquidity, future losses and impairment charges, our ability to acquire assets with attractive returns and the delinquent and loss rates on our subprime portfolios. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that market conditions cause downgrades of a significant number of our securities or the recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Quarterly Report on Form 10-Q, which is available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CAUTIONARY NOTE REGARDING EXPECTED RETURNS AND EXPECTED YIELDS PRESENTED IN THIS PRESS RELEASE

Expected returns and expected yields are estimates of the annualized effective rate of return that we presently expect to be earned over the expected average life of an investment (i.e., IRR), after giving effect, in the case of returns, to existing leverage, and calculated on a weighted average basis. Expected returns and expected yields reflect our estimates of an investment’s coupon, amortization of premium or discount, and costs and fees, and they contemplate our assumptions regarding prepayments and loan losses, among other things. Income recognized by the Company in future periods may be significantly less than the income that would have been recognized if an expected return or expected yield were actually realized, and the estimates we use to calculate expected returns and expected yields could differ materially from actual results.

Statements about expected returns and expected yields in this press release are forward-looking statements. You should carefully read the cautionary statement above under the caption “Forward-looking Statements,” which directly applies to our discussion of expected returns and expected yields.

Newcastle Investment Corp.

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Interest income	$72,393	$81,040	$218,739	$225,315
Interest expense	32,587	42,547	106,502	131,277

Net interest income	39,806	38,493	112,237	94,038

Impairment (Reversal)
Valuation allowance (reversal) on loans	17,644	(105,360)	(38,218)	(292,668)
Other-than-temporary impairment on securities	5,537	3,616	14,433	102,397
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of reversal of other comprehensive loss into net income (loss)	(1,531)	6,425	(838)	(15,575)

	21,650	(95,319)	(24,623)	(205,846)

Net interest income after impairment	18,156	133,812	136,860	299,884
Other Income (Loss)
Gain (loss) on settlement of investments, net	5,636	(1,134)	75,334	17,497
Gain on extinguishment of debt	15,917	46,624	60,402	141,698
Other income (loss), net	(2,751)	(8,828)	(12,576)	(12,606)

	18,802	36,662	123,160	146,589

Expenses
Loan and security servicing expense	1,198	1,116	3,458	3,473
General and administrative expense	1,399	1,811	4,649	6,912
Management fee to affiliate	4,569	4,258	13,313	12,993

	7,166	7,185	21,420	23,378

Income from continuing operations	29,792	163,289	238,600	423,095
Income (loss) from discontinued operations	151	213	151	186

Net Income	29,943	163,502	238,751	423,281
Preferred dividends	(1,395)	(1,395)	(4,185)	(6,058)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	—	—	—	43,043

Income Available for Common Stockholders	$28,548	$162,107	$234,566	$460,266

Income Per Share of Common Stock
Basic	$0.35	$2.61	$3.16	$7.77

Diluted	$0.35	$2.61	$3.16	$7.77

Income from continuing operations per share of common stock, after preferred dividends and excess of carrying amount of exchanged preferred stock over fair value of consideration paid
Basic	$0.35	$2.61	$3.16	$7.77

Diluted	$0.35	$2.61	$3.16	$7.77

Income (loss) from discontinued operations per share of common stock
Basic	$—	$—	$—	$—

Diluted	$—	$—	$—	$—

Weighted Average Number of Shares of Common Stock Outstanding
Basic	80,425,197	62,024,945	74,168,573	59,249,175

Diluted	80,441,593	62,024,945	74,177,027	59,249,175

Dividends Declared per Share of Common Stock	$0.15	$—	$0.25	$—

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2011 (Unaudited)	December 31, 2010
Assets
Non-Recourse VIE Financing Structures
Real estate securities, available for sale	$1,437,893	$1,859,984
Real estate related loans, held for sale, net	815,140	750,130
Residential mortgage loans, held for investment, net	340,489	124,974
Residential mortgage loans, held for sale, net	—	252,915
Subprime mortgage loans subject to call option	404,476	403,793
Operating real estate, held for sale	7,743	8,776
Other investments	18,883	18,883
Restricted cash	178,121	157,005
Derivative assets	2,383	7,067
Receivables and other assets	23,818	29,206

	3,228,946	3,612,733

Recourse Financing Structures and Unlevered Assets
Real estate securities, available for sale	230,463	600
Real estate related loans, held for sale, net	6,634	32,475
Residential mortgage loans, held for sale, net	3,031	298
Other investments	6,024	6,024
Cash and cash equivalents	205,180	33,524
Receivables and other assets	2,775	1,457

	454,107	74,378

	$3,683,053	$3,687,111

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Non-Recourse VIE Financing Structures
CDO bonds payable	$2,428,294	$3,010,868
Other bonds and notes payable	210,033	261,165
Repurchase agreements	8,764	14,049
Financing of subprime mortgage loans subject to call option	404,476	403,793
Derivative liabilities	132,056	176,861
Payables to brokers, dealers and clearing organizations	37,341	—
Accrued expenses and other liabilities	9,107	8,445

	3,230,071	3,875,181

Recourse Financing Structures and Other Liabilities
Repurchase agreements	212,164	4,683
Junior subordinated notes payable	51,250	51,253
Dividends payable	16,706	—
Due to affiliates	1,532	1,419
Accrued expenses and other liabilities	2,805	2,160

	284,457	59,515

	3,514,528	3,934,696

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of September 30, 2011 and December 31, 2010	61,583	61,583
Common stock, $0.01 par value, 500,000,000 shares authorized, 105,175,197 and 62,027,184 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	1,052	620
Additional paid-in capital	1,275,765	1,065,377
Accumulated deficit	(1,076,776)	(1,328,987)
Accumulated other comprehensive income (loss)	(93,099)	(46,178)

	168,525	(247,585)

	$3,683,053	$3,687,111

Newcastle Investment Corp.

Consolidated Statements of Cash Flows (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash flows From Operating Activities
Net income	$29,943	$163,502	$238,751	$423,281
Adjustment to reconcile net income to net cash provided by (used in) operating activities (inclusive of amounts related to discontinued operations):
Depreciation and amortization	88	36	225	161
Accretion of discount and other amortization	(11,407)	(3,352)	(33,214)	(11,729)
Interest income in CDOs redirected for reinvestment or CDO bonds pay down	(2,402)	(5,280)	(8,981)	(17,985)
Interest income on investments accrued to principal balance	(5,005)	(4,288)	(14,303)	(8,077)
Interest expense on debt accrued to principal balance	105	634	619	2,279
Deferred interest received	—	—	1,027	44
Non-cash directors’ compensation	—	—	122	60
Reversal of valuation allowance on loans	17,644	(105,360)	(38,218)	(292,668)
Other-than-temporary impairment on securities	4,006	10,041	13,595	86,822
Impairment on real estate held for sale	—	—	433	60
Gain on settlement of real estate held for sale	(61)	—	(61)	—
Gain on settlement of investments, net	(5,636)	1,134	(74,402)	(17,497)
Unrealized loss on non-hedge derivatives and hedge ineffectiveness	3,289	9,057	14,483	13,356
Gain on extinguishment of debt	(15,917)	(46,624)	(60,402)	(141,698)
Change in:
Restricted cash	1,004	(4,372)	1,249	(1,354)
Receivables and other assets	(548)	814	528	3,781
Due to affiliates	14	—	113	(78)
Accrued expenses and other liabilities	130	164	57	(1,182)

Net cash provided by (used in) operating activities	15,247	16,106	41,621	37,576

Cash Flows From Investing Activities
Principal repayments from repurchased CDO debt	8,227	—	57,108	53
Principal repayments on CDO securities	969	—	9,834	—
Principal repayments on loans and non-CDO securities	13,823	10,200	65,756	55,283
Purchase of real estate securities	(122,856)	—	(303,101)	(2,291)
Proceeds from sale of real estate securities	—	—	3,885	26,022
Acquisition of servicing rights	—	—	(2,268)	—
Purchase of and advances on loans	—	(6,024)	—	(6,024)
Margin received on derivative instruments	—	—	—	5,073
Payments on settlement of derivative instruments	—	—	(14,322)	(11,394)
Proceeds from sale of real estate held for sale	650	840	650	840
Distributions of capital from equity method investees	—	2	—	161

Net cash provided by (used in) investing activities	(99,187)	5,018	(182,458)	67,723

Cash flows From Financing Activities
Repurchases of CDO bonds payable	(3,975)	(1,473)	(91,039)	(11,400)
Issuance of other bonds payable	—	—	142,736	97,650
Repayments of other bonds payable	(10,137)	(9,923)	(194,379)	(134,027)
Borrowings under repurchase agreements	183,242	—	291,818	—
Repayments of repurchase agreements	(80,359)	—	(89,622)	(71,309)
Issuance of common stock	112,724	—	211,567	—
Costs related to issuance of common stock	—	—	(468)	—
Cash consideration paid in exchange for junior subordinated notes	—	—	—	(9,715)
Cash consideration paid to redeem preferred stock	—	—	—	(16,001)
Dividends paid	(9,325)	—	(14,906)	(19,484)
Payment of deferred financing costs	(35)	—	(1,581)	(1,677)
Restricted cash returned (paid) from refinancing activities	(3,853)	10,924	58,367	50,700

Net cash provided by (used in) financing activities	188,282	(472)	312,493	(115,263)

Net Increase (Decrease) in Cash and Cash Equivalents	104,342	20,652	171,656	(9,964)
Cash and Cash Equivalents, Beginning of Period	100,838	37,684	33,524	68,300

Cash and Cash Equivalents, End of Period	$205,180	$58,336	$205,180	$58,336

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$23,561	$32,002	$76,730	$97,948
Supplemental Schedule of Non-Cash Investing and Financing Activities
Common stock dividends declared but not paid	$15,776	$—	$15,776	$—
Preferred stock dividends declared but not paid	$930	$—	$930	$—
Common stock issued to redeem preferred stock	$—	$—	$—	$28,457
Face amount of CDO bonds issued in exchange for previously issued junior subordinated notes of $52,904	$—	$—	$—	$37,625

Newcastle Investment Corp.

Reconciliation of Core Earnings (1)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Income available for common stockholders	$28,548	$162,107	$234,566	$460,266
Add (Deduct):
Impairment reversal	21,650	(95,319)	(24,623)	(205,846)
Other income	(18,802)	(36,662)	(123,160)	(146,589)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	—	—	—	(43,043)
Income from discontinued operations	(151)	(213)	(151)	(186)

	$31,245	$29,913	$86,632	$64,602

(1)	Previously referred to as “Net Interest Income Less Expenses (Net of Preferred Dividends)”.

Management believes that core earnings provides investors with useful information because it enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business. Management uses core earnings to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of recurring operations, are subject to significant variability and are only a potential indicator of future economic performance.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity, and it is not necessarily indicative of cash available to fund cash needs. The calculation of core earnings above may be different from the calculation used by other companies and, therefore, comparability may be limited.